Exhibit 99.1

        BTU International Reports Second Quarter 2005 Results;
           Net Income up 360 Percent over Previous Quarter

    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--July 21, 2005--BTU International, Inc. (Nasdaq NM: BTUI), a leading supplier of advanced thermal processing equipment for printed circuit board assembly, semiconductor packaging and energy generation, today announced its financial results for the second quarter ended July 3, 2005.
    Net sales for the quarter were $15.8 million, up 24 percent compared to $12.8 million in the preceding quarter, and up 11 percent compared to $14.3 million recorded in the second quarter of 2004.
    Net income for the 2005 second quarter was $770,000, or $0.11 per share, compared to a net loss of $892,000, or $0.12 per share, reported in the second quarter of 2004, and up 361 percent compared to net income of $167,000, or $0.02 per share, in the preceding quarter.
    Net sales for the first six months of 2005 were $28.6 million, an increase of 12 percent compared to the same period last year. Net income for the six months ended July 3, 2005 was $937,000, or $0.13 per share, compared to a loss of $1.9 million, or a loss of $0.26 per share, for the first six months of 2004.
    "We are pleased with the progress we are making in bringing cost under control, improving our results and globalizing our business," said Paul J. van der Wansem, chairman and chief executive officer of BTU International.

    Outlook

    "Our visibility into the future remains limited, but we continue to see strength in most of our markets," said van der Wansem. "Based on our current knowledge, we expect third quarter sales to be equal or better than the second quarter, with profits improving in line with revenue growth."

    Teleconference and Simultaneous Webcast

    BTU will be discussing its financial results, along with its outlook for the third quarter of 2005, in a conference call to be held tomorrow, July 22, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on BTU's website at www.btu.com or at www.streetevents.com. Replays of the call will be available through August 5, 2005, and can be accessed at these websites or by phone at
(800) 934-8340.

    About BTU International

    BTU International is a leading supplier of advanced thermal processing equipment to the semiconductor, printed circuit board assembly, and energy generation markets. BTU is a major manufacturer of solder reflow systems for printed circuit board assembly, and of a wide range of equipment for semiconductor packaging applications, including state-of-the-art systems for wafer bumping and die-level packaging. The company also manufactures equipment for the energy generation markets, including solar, fuel cells and nuclear fuel applications. BTU, with world headquarters in North Billerica, Mass., operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This news release contains express or implied forward-looking statements regarding, among other things, (i) the company's expectation of increasing sales and continuing profitability in the third quarter, (ii) the company's expectation for increasing business in the wafer level packaging market, (iii) the company's expectation for increasing demand for lead-free compatible systems, and (iv) that the company's products will be well accepted for lead-free solder reflow processing. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission, including but not limited to the company's Annual Report on Form 10-K for the year ended December 31, 2004. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. All information set forth in this press release is as of July 21, 2005 and, unless otherwise required by law, the company disclaims any obligation to revise or update this information in order to reflect future events or developments.


                       BTU INTERNATIONAL, INC.
                Consolidated Statements of Operations
          (In thousands, except per share and share amounts)
                             (Unaudited)

                            Three Months Ended     Six Months Ended
                           --------------------- ---------------------
                             July 3,    July 4,    July 3,    July 4,
                               2005       2004       2005       2004
----------------------------------------------------------------------
Net Sales                    $15,806    $14,303    $28,598    $25,595
Cost of Goods Sold            10,218     11,035     18,495     19,678
----------------------------------------------------------------------
Gross Margin                   5,588      3,268     10,103      5,917
Selling, General and
 Administrative Expenses       3,813      3,098      7,257      5,738
Research, Development and
 Engineering                     867        981      1,639      1,898
----------------------------------------------------------------------
Income(Loss) from
 Operations                      908       (811)     1,207     (1,719)

Interest (Expense) Income,
 net                            (139)       (84)      (271)      (161)
Other (Expense) Income,
 net                               1          3          1          8
----------------------------------------------------------------------
Income(Loss) Before Income
 Taxes                           770       (892)       937     (1,872)
Income Tax (Benefit)
 Provision                         0          0          0          0
----------------------------------------------------------------------
Net Income(Loss)                $770      ($892)      $937    ($1,872)
======================================================================

Income(Loss) Per Share:
   Basic                       $0.11     ($0.12)     $0.13     ($0.26)
   Diluted                     $0.11     ($0.12)     $0.13     ($0.26)

----------------------------------------------------------------------
Weighted Average Number of Shares
 Outstanding:
   Basic                   7,246,924  7,186,849  7,232,620  7,174,229
   Diluted                 7,366,729  7,186,849  7,333,165  7,174,229
----------------------------------------------------------------------



                       BTU INTERNATIONAL, INC.
                     Consolidated Balance Sheets
                            (In thousands)

                                                     July 3,  Dec. 31,
                                                      2005      2004
                                                  (Unaudited)
----------------------------------------------------------------------
Assets
 Cash and Investments                                   $468     $372
 Accounts Receivable                                  13,022    9,170
 Inventories                                          12,295   13,354
 Other Current Assets                                    903      646
 Property, Plant and Equipment, net                    2,284    2,689
 Other Assets                                            130      827
----------------------------------------------------------------------

                                                     $29,102  $27,058
======================================================================



Liabilities and Stockholders' Investment
 Short-Term Debt                                      $2,990   $2,358
 Other Current Liabilities                             8,808    8,248
 Long-Term Debt                                        5,199    5,289
 Long-Term Deferred Comp.                                283      512

 Stockholders' Investment                             11,822   10,651
----------------------------------------------------------------------

                                                     $29,102  $27,058
======================================================================



    CONTACT: BTU International, Inc.
             Tom Kealy, 978-667-4111 Ext. 106
             Vice President, CAO
             or
             Bill Monigle Associates
             Bill Monigle, 603-424-1184
             President